As filed with the Securities and Exchange Commission on April 9, 2004
                                     An Exhibit List can be found on page II-11.
                                                   Registration No. 333-________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                   ----------


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER

                           THE SECURITIES ACT OF 1933

                                   ----------

                               RADIX MARINE, INC.
                 (Name of small business issuer in its charter)

       Nevada                       3732                    84-0503585
  (State or other       (Primary Standard Industrial     (I.R.S. Employer
  Jurisdiction of        Classification Code Number)    Identification No.)
  Incorporation or
   Organization)

                          9119 Ridgetop Blvd. Suite 260
                          Silverdale, Washington 98383
                                 (360) 692-6446
        (Address and telephone number of principal executive offices and principal place of business)


                          Kathleen R. Bright, President
                               RADIX MARINE, INC.
                          9119 Ridgetop Blvd. Suite 260
                          Silverdale, Washington 98383
                                 (360) 692-6446
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Stephen Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                Proposed
                                                                                 maximum
                                                                                offering         Proposed maximum     Amount of
    Title of each class of securities to be               Amount to be          price per          aggregate        registration
                  registered                             registered (1)          share           offering price         fee
-----------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value issuable upon
  conversion of debentures                                12,000,000(2)         $   .10(3)         $1,200,000         $152.04
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value issuable upon
  exercise of warrants                                     3,000,000(4)         $  1.00(5)         $3,000,000         $380.10
-----------------------------------------------------------------------------------------------------------------------------------
  Total                                                   15,000,000                                                  $532.14
-----------------------------------------------------------------------------------------------------------------------------------


(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible debentures and the exercise of warrants held by the selling stockholder. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Includes a good faith estimate of the shares underlying convertible debentures to account for market fluctuations.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on April 5, 2004, which was $.10 per share.

(4) Includes a good faith estimate of the shares underlying warrants exercisable at $1.00 per share to account for antidilution and price protection adjustments.

(5) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $1.00.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

       PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED APRIL 9, 2004

                               RADIX MARINE, INC.
                              15,000,000 SHARES OF
                                  COMMON STOCK

         This prospectus relates to the resale by the selling stockholder of up to 15,000,000 shares of our common stock, including up to 12,000,000 shares of common stock underlying convertible debentures, up to 3,000,000 issuable upon the exercise of common stock purchase warrants. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount. The conversion price for the convertible debentures is the lesser of (i) $0.20 or (ii) eighty percent of the of the average of the thee lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. The selling stockholder may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholder may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "RDXM". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on April 5, 2004, was $.10.

         Investing in these securities involves significant risks. See "Risk Factors" beginning on page 4.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The date of this prospectus is _______, 2004.

         The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Radix Marine, Inc., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

         The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                               RADIX MARINE, INC.

         Through our wholly-owned subsidiary, Integrated Maritime Platforms International, Inc., we develop, produce and integrate high speed marine craft. We are developing manned and unmanned patrol marine craft for use in military, safety, security and environmental marine missions. For the six and three months ended December 31, 2003, we generated revenues in the amount of $70,640 and $17,287 and net losses of $1,783,363 and $1,716,892, respectively. In addition, for the year ended June 30, 2003, we generated revenue in the amount of $252,015 and a net loss of $1,229,796. As a result of recurring losses from operations and a net deficit in both working capital and stockholders' equity our auditors, in their report dated October 13, 2003, have expressed substantial doubt about our ability to continue as going concern.

         Our principal offices are located at 9119 Ridgetop Blvd., Suite 260, Silverdale, Washington 98383, and our telephone number is (360) 692-6446. We are a Nevada corporation.


   The Offering

   Common stock offered by selling stockholder................   Up to 15,000,000 shares,  including up to 12,000,000 shares of common stock underlying  convertible  debentures in the amount of $300,000 and up to 3,000,000  issuable upon the exercise of common stock  purchase  warrants at an exercise price of $1.00 per share,  based on current  market  prices and assuming full conversion of the convertible debentures and the full exercise of the warrants  (includes a good faith estimate of the shares
                                                                 underlying   convertible   debentures  and  shares  underlying
                                                                 warrants to account for market fluctuations,  and antidilution and price protection adjustments,  respectively).  This number represents 20.11% of our then current outstanding stock.



   Common stock to be outstanding after the offering..........   Up to 74,571,655 shares

   Use of proceeds............................................   We will not receive any  proceeds  from the sale of the common stock. However, we will receive up to $3,000,000 upon exercise of the warrants by the selling  stockholder.  We expect to use the proceeds  received from the exercise of the  warrants,  if any,  for general  working  capital  purposes.  We received an aggregate of $300,000 in  connection  with the issuance of the convertible debenture to the selling stockholder.  We used the
                                                                 $300,000  for the general  working  capital  purposes  and the payment of professional fees.



   Over-The-Counter Bulletin Board Symbol.....................   RDXM

         The above information regarding common stock to be outstanding after the offering is based on 59,571,655 shares of common stock outstanding as of April 5, 2004 and assumes the subsequent conversion of our issued convertible debentures and exercise of warrants by our selling stockholder.

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on March 17, 2004 for the sale of (i) $300,000 in convertible debentures and (ii) warrants to buy 3,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

         The investors provided us with an aggregate of $300,000 as follows:

         o        $250,000 was disbursed to us on March 18, 2004; and

         o $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement;

               The debentures bear interest at 7 3/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.20 or (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 3,000,000 shares of common stock at an exercise price of $1.00 per share.

               The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

EXPLANATORY NOTE: ON MARCH 17, 2004, WE ENTERED INTO A SECURITIES PURCHASE AGREEMENT WITH LA JOLLA COVE INVESTORS, INC. CERTAIN ISSUANCES OF SHARES OF COMMON STOCK PURSUANT TO THIS AGREEMENT WOULD REQUIRE US TO ISSUE SHARES OF
COMMON STOCK IN EXCESS OF OUR AUTHORIZED CAPITAL. WE INTEND TO FILE A PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION, SEEKING TO INCREASE OUR AUTHORIZED COMMON STOCK FROM 75,000,000 TO 250,000,000. WE INTEND ON FILING THE CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION AFTER SUCH INCREASE HAS BEEN APPROVED AT OUR STOCKHOLDERS' MEETING. WE ARE REGISTERING 15,000,000 SHARES OF COMMON STOCK PURSUANT TO THIS PROSPECTUS THAT ARE UNDERLYING THE CONVERTIBLE DEBENTURES AND WARRANTS ISSUED IN CONNECTION WITH THE SECURITIES PURCHASE AGREEMENT. UPON FILING THE CERTIFICATE OF AMENDMENT, WE WILL AMEND THIS PROSPECTUS TO INCLUDE ADDITIONAL SHARES OF COMMON STOCK THAT ARE ISSUABLE PURSUANT TO THIS AGREEMENT.

                                  RISK FACTORS

               This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We have a history of losses which may continue, requiring us to seek additional sources of capital which may not be available, requiring us to curtail or cease operations.

               We incurred net losses of $1,229,796 for the year ended June 30, 2003 and $564,816 for the year ended June 30, 2002. For the six months ended December 31, 2003, we incurred a net loss of $1,783,363. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. We will continue to incur losses until we are able to establish significant sales of our marine craft. Our possible success is dependent upon the successful development and marketing of our services and products, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel and equipment, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. In addition, we will require additional funds to sustain and expand our sales and marketing activities, particularly if a well-financed competitor emerges. Based on our current funding arrangement with La Jolla, we do not anticipate that we will require additional funds to continue our operations for the next twelve months. In the event that our financing arrangement with La Jolla is terminated or if we need additional financing, there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations.

If we are unable to obtain additional funding our business operations will be harmed and if we do obtain additional Financing our then existing shareholders may suffer substantial dilution.

               Additional capital may be required to effectively support the operations and to otherwise implement our overall business strategy. However, there can be no assurance that financing will be available when needed on terms that are acceptable to us. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our Independent Auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

               In their report dated October 13, 2003, our independent auditors stated that our financial statements for the year ended June 30, 2003 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of a loss for the year ended June 30, 2003 in the amount of $1,229,796 and stockholders deficit of $210,796 as of June 30, 2003. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net losses and stockholders' deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

The effect of interest rates and fuel prices may have a negative impact on demand for marine products and, as a result, a negative impact on our operations.

                   Marine craft in general are often financed, and higher interest rates may retard demand for these products. In addition, marine businesses are somewhat fuel-cost-sensitive, and higher fuel costs can also hurt demand. If interest rates and fuel costs continue to rise, then our operations may be negatively impacted.

If we are unable to competitively price our products, then our results from operations will be negatively impacted.

                   Introduction of lower-cost alternatives by other companies can hurt our competitive position. We hope that our efforts toward cost-containment, commitment to quality products, and excellence in operational effectiveness and customer service are designed in part to offset this risk. If we are unable to control costs or if are competitors are better able to control costs, then our results from operations will be negatively impacted.

As part of an industry consortium, we have entered into an agreement with the United States Government through the Naval Undersea Warfare Center to research and develop, as part of the consortium an unmanned surface vehicle and, if this agreement were to be terminated for any reason, our results of operations may be severally impacted and we may be forced to cease our operations.

               As part of the Unmanned Surface Vehicle Consortium, we have entered into an agreement with the Naval Undersea Warfare Center, a division of the United States Government, for the research and development of a undersea warfare combat vehicle prototype. The consortium also includes Northrop Grumman Corporation and Raytheon Company. The Consortium, through the Spartan Undersea Warfare Combat Vehicle Program, has agreed to commence the research and development of a deployable, off board under water warfare combat vehicle. The aspects of this agreement require that the vehicle be able to operate on an unmanned basis, is reconfigurable for several uses and has minimal impact on its host ship.

               If the consortium is unable to develop the unmanned surface vehicle for use by the United States Navy, then the expected source of our revenues, if any, may not materialize. If sales of the unmanned surface vehicle do not develop then our results of operations may be negatively impacted and we may be forced to cease operations.

If we are not able to manage the growth of our company we may never achieve profitability.

               Our success will depend on our ability to expand and manage our operations and facilities. There can be no assurance that we will be able to manage our growth, meet the staffing requirements of manufacturing scale-up or for current or additional collaborative relationships or successfully assimilate and train our new employees. In addition, to manage our growth effectively, we will be required to expand our management base and enhance our operating and financial systems. If we continue to grow, there can be no assurance that the management skills and systems currently in place will be adequate or that we will be able to manage any additional growth effectively. Failure to achieve any of these goals could have a material adverse effect on our business, financial condition or results of operations.

Risks Relating to Our Current Financing Arrangement:

There Are a Large Number of Shares Underlying Our Convertible Debentures, and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

               As of April 5, 2004, we had 59,571,655 shares of common stock issued and outstanding and convertible debentures outstanding that may be converted into an estimated 38,250,000 shares of common stock at current market prices, and outstanding warrants to purchase 1,000,0000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The  Continuously   Adjustable  Conversion  Price  Feature  of  Our  Convertible
Debentures Could Require Us to Issue a Substantially Greater Number of Shares, Which Will Cause Dilution to Our Existing Stockholders.

               Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of April 5, 2004 of $0.10.

                                                                              Number               % of
% Below             Price Per                    With Discount               of Shares           Outstanding
Market               Share                           at 20%                   Issuable              Stock
------               -----                           ------                   --------              -----
25%                    $.075                         $.06                    52,000,000              46.61%
50%                    $.050                         $.04                    79,500,000              57.16%
75%                    $.025                         $.02                   162,000,000              73.11%


               As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The  Continuously   Adjustable  Conversion  Price  feature  of  our  Convertible
Debentures May Encourage Investors to Make Short Sales in Our Common Stock, Which Could Have a Depressive Effect on the Price of Our Common Stock.

               The convertible debentures are convertible into shares of our common stock at a 20% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The Issuance of Shares Upon Conversion of the Convertible Debentures and Exercise of Outstanding Warrants May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

               The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In The Event That Our Stock Price Declines, The Shares Of Common Stock Allocated For Conversion Of The Convertible Debentures and Registered Pursuant To This Prospectus May Not Be Adequate And We May Be Required to File A Subsequent Registration Statement Covering Additional Shares. If The Shares We Have Allocated And Are Registering Herewith Are Not Adequate And We Are Required To File An Additional Registration Statement, We May Incur Substantial Costs In Connection Therewith.

Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. Accordingly, subject to obtaining an increase in our authorized shares of common stock, we will allocate and register approximately 38,250,000 shares to cover the conversion of the convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible debentures and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

If We Fail To Obtain Stockholder Approval to Increase our Authorized Shares of Common Stock, We May Be Required to Repay the Convertible Debenture As Well As Various Penalties.

We presently do not have an adequate amount of authorized and unissued shares of common stock to issue in connection with the financing entered into with La Jolla Cover Investors, Inc. In the near future we intend to hold a meeting for the purpose of obtaining stockholder approval to increase our authorized shares of common stock of which we can provide no assurance that we will be able to obtain. In the event that we are unable to obtain an increase in our authorized common stock, we will be required to repay the debenture and we will be subject to prepayment penalties.

If We Are Required for any Reason to Repay Our Outstanding Convertible Debentures, We Would Be Required to Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure to Repay the Convertible Debentures, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

         In March 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $300,000 principal amount of convertible debentures. The convertible debentures are due and payable, with 7 3/4% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default could require the early repayment of the convertible debentures at a price equal to 125% of the amount due under the debentures. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

Risks Relating to Our Common Stock:

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

         Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Directors and Executive Officers Beneficially Own Approximately 10.7% of Our Stock; Their Interests Could Conflict with Yours; Significant Sales of Stock Held by Them Could Have a Negative Effect on Our Stock Price; Stockholders May be Unable to Exercise Control.

         As of April 5, 2004, our executive officers, directors and affiliated persons beneficially owned approximately 10.7% of our common stock. As a result, our executive officers, directors and affiliated persons will have significant influence to:

         o        elect or defeat the election of our directors;

         o amend or prevent amendment of our articles of incorporation or bylaws;

         o effect or prevent a merger, sale of assets or other corporate transaction; and

         o control the outcome of any other matter submitted to the stockholders for vote.

         As a result of their ownership and positions, our directors and executive officers collectively are able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         o that a broker or dealer approve a person's account for transactions in penny stocks; and

         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

         o        obtain   financial   information  and  investment   experience
                  objectives of the person; and

         o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

         o sets forth the basis on which the broker or dealer made the suitability determination; and

         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants and we received an aggregate of $300,000 in connection with the issuance of the convertible debenture to the selling stockholder. We used the $300,000 for the general working capital purposes and the payment of professional fees. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is quoted on the OTC Bulletin Board under the symbol "RDXM". For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

         Period Ending:             High Bid         Low Bid

         2002

         June 30, 2002              0.65              0.51
         September 30, 2002         0.30              0.28
         December 31, 2002          0.39              0.34

         2003

         March 31, 2003             0.61              0.09
         June 30, 2003              0.15              0.05
         September 30, 2003         0.17              0.03
         December 31, 2003          0.22              0.04

         2004

         March 31, 2004             0.14              0.06

HOLDERS

         As of April 5, 2004, we had approximately 580 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119-4301.

         We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

         o        discuss our future expectations;

         o contain projections of our future results of operations or of our financial condition; and

         o        state other "forward-looking" information.

         We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Overview

         We underwent a major re-direction during the past year. As Modern MFG Services, our focus was on serving as an internet clearing house for contractors and customers in the machine shop industry. With the acquisition of Integrated Maritime Platforms International, Inc., our focus changed to the development, production, and integration of high-speed marine craft.

Results of Operations Six Months Ended December 31, 2003 Compared to Six Months Ended December 31, 2002

         During the six-month period ended December 31, 2003, we had revenue of $70,640 from our contract with the U.S. Navy. We incurred general and administrative expenses totaling $1,424,806, which consisted primarily of consulting and legal fees that totaled $842,080 and $400,000, respectively. Substantially all services rendered in connection with consulting and legal were paid through the issuance of shares of our common stock. Total common shares issued for these services during the six-month period totaled 13,208,000. During the six-month period, we also incurred $54,817 in research and development costs, interest expense of $9,723 and a loss on stock issuance in exchange for debt totaling $364,657.

         During the six-month period ended December 31, 2002, we had revenue of $60,391 from our contract with the U.S. Navy. It incurred general and administrative expenses totaling $476,429, which consisted primarily of consulting fees that totaled $208,279. Of this amount, $194,880 was paid through the issuance of 676,000 shares of common stock. It incurred $77,452 in research and development costs, interest expense of $51,670, an impairment loss of goodwill amounting to $750,000 and a loss from the repossession of a marine vessel totaling $27,155.

Results of Operations for the Year Ended June 30, 2003 As Compared to the Year Ended June 30, 2002

         The following is a summarized description of the consolidated operations during the past fiscal year. Approximately $252,015 was received as income on services, as compared to $175 in the prior fiscal year. This income was obtained through the subsidiary Integrated Maritime Platforms International, through their contract with the government. The parent company, Radix Marine, has no source of earned income for the year, relying only on financing activities for (stock sales and loans) for cash.

         A total of $632,202 was expended on general and administrative expenses, as compared to $265,749 for the year ending June 30, 2002. Of this, the general and administrative expenses of our company were $339,637, including $232,202 for consulting, $44,673 for legal fees, $36530 for accounting fees, and the rest for general operations. Of the $292,015 of general and administrative expenses attributable to our wholly owned subsidiary, Integrated Maritime, $75,386 was for contract amortization expense, $65,816 was for legal expense, $36,904 was for marketing expense, $26,100 was for payroll expenses, $21,359 was for accounting expense, $21,038 was for subcontractors and the remainder was for general operations.

         Research and development costs for the year ending June 30, 2003 were $310,449, as opposed to none for the year ending June 30, 2002. All research and development costs were expended to expand our product line.

         Total interest expense was $102,901 as opposed to $224 for the prior year. Of this, $16,941 was expended by our company and $85,960 was expended our subsidiary.

         We received $326,840 in miscellaneous income through forgiveness of debt due to prior corporate officers. Gain on extinguishments of debt for the year ending June 30, 2003 was $177,277. Additional debt in the amount of $759,605 was retired through issuance of common stock. Resultant net loss for the fiscal year ended June 30, 2003 was $1,229,796. Of this a total of $750,000 was attributed to the impairment of goodwill, which was determined to be the excess of fair value of the purchase price of Integrated Maritime. Net loss prior to the impairment of goodwill was $479,796 for the year, compared to a net loss of $564,816 for the prior year

Management Plan of Operations

         We have historically and continue to rely on equity and debt financing to sustain operations. A revenue source was established for the first time in our history through the acquisition of Integrated Maritime Platforms
International, Inc., our wholly-owned subsidiary. Integrated Maritime is currently developing a complete line of manned and unmanned craft for domestic and international sales. A portion of these costs are covered under the our contract with the U.S. Navy for unmanned surface vehicles. However, additional capital is required to prototype and market the product in order to generate revenues for continued operations.

         We are currently working with several funding sources concurrently for either debt or equity financing, or a combination. These discussions are in the early stages and the terms not sufficiently finalized at this time. As funds are received through revenues, debt or additional equity financing, management plans to negotiate with creditors to settle prior and outstanding obligations for either a reduced amount or settle the debt through the issuance of the our stock.

         In July of 2003, we signed a letter of intent with Radix Ortega to acquire a portion of their company. Radix Ortega provides environmental and construction management services, with a focus on the marine industry. We had planned to finalize this acquisition during the second quarter of the fiscal year, however, at the present time, we cannot commit to a timeframe within which such acquisition will in fact be completed.

Liquidity & Capital Resources

         Cash and cash equivalents as of December 31, 2003, was increased by $1,664. Amounts received from loans were $149,525. Included in this amount was $101,025 from related parties. In addition, during the six month period, we received $90,000 through the issuance of convertible promissory notes. Repayments to related parties during the six-month period were $112,145. During the six-months ended December 31, 2003, the Company used $150,131 in its operations.

         Cash and cash equivalents as of December 31, 2002, was decreased by $3,461. Cash received during this six-month period included $110,000 from the sale of 627,275 shares of our common stock, $50,000 from an investor in exchange for a convertible note, $53,272 from our operations manager, $25,192 from a loan secured by accounts receivable and a $22,700 from loans from other third parties. During the six-months ended December 31, 2002, we used $101,680 in operations, $127,000 was used in the purchase of Integrated Maritime, $3,480 was incurred in private offerings and $9,500 was repaid to a related party.

         For the six months ended December 31, 2003, we had a net loss of $1,694,157. At December 31, 2003, we had a working capital deficit of $1,073,022 and a shareholder's deficit of $125,091.

         Our ability to continue as a going concern is dependent upon several factors. These factors include our ability to:

         o generate sufficient cash flows to meet our obligations on a timely basis;

         o        obtain additional financing or refinancing as may be required;

         o        aggressively control costs; and

         o        achieve profitability and positive cash flows.

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investors in March 2004 for the sale of (i) $300,000 in convertible debentures and (ii) warrants to buy 3,000,000 shares of our common stock.

         This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants. La Jolla Cove Investors provided us with an aggregate of $300,000 as follows:

         o        $250,000 was disbursed to us on March 18, 2004; and

         o $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement;

         The debentures bear interest at 7 3/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.20 or (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 3,000,000 shares of common stock at an exercise price of $1.00 per share.

         La Jolla Cove Investors has contractually committed to convert not less than 5.0% of the original face value of the debenture monthly beginning the month after the effective date of the Registration Statement. La Jolla Cove Investors is required to exercise warrants concurrently with the exercise of a conversion notice under the debenture and is committed to exercise at least 5% of the warrants per month after the effective date of the Registration Statement. In the event that La Jolla Investors breaches the minimum restriction on the debenture and warrant, La Jolla will not be entitled to collect interest on the debenture for that month. If La Jolla Cove submits a conversion notice and the volume weighted average price is less then $.05 per share, then we will be entitled to prepay the portion of the debenture that is being converted at 150% of such amount. If we elect to prepay, then La Jolla may withdraw its conversion notice.

         La Jolla has further contractually agreed to restrict its ability to convert the debenture or exercise their warrants and receive shares of our common stock such that the number of shares held by the Holder and its affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of our common stock.

         In the event that the registration statement is not declared effective by the required deadline, La Jolla may demand repayment of the Debenture of 125% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to La Jolla 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If La Jolla does not elect to accelerate the debenture, we are required to immediately issue to La Jolla 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

                                    BUSINESS

History

         We were initially formed under the laws of the State of Colorado as Modern MFG Services, Inc. on September 30, 1958. We subsequently entered into a migratory merger and whereby we were reincorporated in the State of Nevada. Our name was changed from Modern MFG Services, Inc. in March of 2003 to Radix Marine, Inc. in keeping with our new focus on the marine industry and we acquired our wholly-owned subsidiary, Integrated Maritime Platforms International, Inc., a Washington Corporation. The current Articles of Incorporation of the Company authorize it to issue 75,000,000 shares of common stock and 25,000,000 shares of "blank check preferred stock".

General

         We are a development stage company that focuses, through our wholly-owned subsidiary, on the research, design, engineering and construction of maritime craft for port and homeland security as well as recreational purposes. We presently offer manned patrol and recreational craft and are part of a consortium that is developing an unmanned surface vehicle for the United Stated Navy.

Unmanned Craft

         As part of the Unmanned Surface Vehicle Consortium, we have entered into an agreement with the Naval Undersea Warfare Center, a division of the United States Government, for the research and development of a undersea warfare combat vehicle prototype. The consortium also includes Northrop Grumman Corporation and Raytheon Company. The Consortium, through the Spartan Undersea Warfare Combat Vehicle Program, has agreed to commence the research and development of a deployable, off board under water warfare combat vehicle. The aspects of this agreement require that the vehicle be able to operate on an unmanned basis, is reconfigurable for several uses and has minimal impact on its host ship. We are entitled to patent all inventions developed by our company, subject to various restrictions, and we are also entitled to a non exclusive royalty-free, worldwide license for all patents developed by the government in connection with this project. In consideration for our services pursuant to this agreement, we are entitled to a fee as well as to paid expenses. To date, we have developed the Odyssey 11 Meter Unmanned Surface Vehicle. The Odyssey is designed to perform intelligence, surveillance and reconnaissance missions by providing data for force protection, force security and advanced reconnaissance. The Odyssey is 35 feet long and has a maximum speed of 40 knots on a flat surface. The Odyssey minimizes manpower requirements while incorporating stealth technologies.

         We have also entered into an agreement with Science Applications Corporation, a company engaged in telecommunications and systems integration, in connection with the development of the Unmanned Harbor Security Vehicle. The Unmanned Harbor Security Vehicle has several capabilities including:

         o        all weather surveillance;

         o        covert craft and swimmer detection;

         o        mine detection;

         o        port security; and

         o        non-lethal response.

Manned Craft

         We presently have developed several types of manned marine craft for use in port and homeland security. One of our principal products is the GB-Challenger Class, which is a modular-concept high-speed work craft built on an aluminum, stainless steel, and rubber platform. Challenger is fast, maneuverable, and competent in coastal waters, rivers, and open seas. A variety of drop-in modules allow Challenger to adapt to a wide range of military and commercial missions. All of the GB-Challenger craft have been designed to be reconfigurable platforms which will accept mission modules that plug into the front deck section of the basic craft. Available mission modules range from dive salvage, drug interdiction, environmental response, and firefighting, to mine countermeasures and weapons deployment. The Challenger's drop-in modules can be installed in minutes with a simple dock-side lift. The GB-Challenger used two 660 HP model 3196 DITA Caterpillar engines, supported by a worldwide parts and maintenance network and twin 20-inch North American Marine Jet water propulsion units

         In connection with the potential sale of our manned craft, in August 2003, we have entered into a Co-Marketing Agreement with Norsco Marine whereby we shall sell and lease certain products to customers provided as a result of Norsco Marine's marketing and sales efforts. Together with Norsco Marine, we currently are offering the following products:

         o Fisheries Patrol Craft - this craft is 32' by 11' and is optimal for local enforcement officials. This vessel can be used for diving with easy access over the stern or side and is powered by twin Volvo gas inboard/outboards.

         o Landing Craft - this craft is 29' by 10' and is utilized in remote areas that lack docks or floats for beach access. It is powered by twin Yamaha 225hp four stroke engines.

         o Military/Patrol Craft - this is a 32' by 10' aluminum patrol craft that is powered by twin 420hp tourbocharged caterpillar engines.

         o        Sportfishing Craft - We offer a variety of sportfishing craft.
                  The first type is a 28' recreational vehicle that seats six inside its cabin that is generally used for sportfishing or charter operations. This vessel can either be build with a diesel or gas inboard/outboard engine or outboard engine. We also offer a 28' V-berth sportfishing craft that is built to specific designs. In addition, we offer a 22' center consol sportfishing craft that is constructed of aluminum. Finally, we are presently developing a 25' V-berth sportfishing that can be customized to various needs and is powered by an inboard/outboard gas engine.

Plan of Operation

               It is our intent to develop and market a complete line of manned and unmanned marine craft for the domestic and international market. In addition, we plan to seek out the acquisition of new business opportunities and/or related technologies which will enhance shareholder value. We intend to seek business opportunities demonstrating the potential of long-term growth as opposed to short-term earnings. We have limited funds with which to pursue the acquisition of new business opportunities, as we have generated losses since our inception. In our pursuit of acquiring new business opportunities, we anticipate needing additional funding to cover legal and accounting expenses, in addition to the general business and operating expenses we incur as a result of maintaining our business. Given our current financial situation, the acquisition and development of the stated marine technologies cannot be achieved without an influx of capital. Sufficient funds cannot be generated from the existing contracts at this time. Any additional funding that we need to acquire a new business opportunity may come through private placements, public offerings and/or bank financing.

Competition

                   We are faced with significant competition in the marine industry for manned craft and competition in the unmanned craft area is starting to develop. Recent emphasis on Homeland Security initiatives, coupled with our unique position on the Spartan program, has provided new opportunities for our company in the unmanned craft area. However, despite our position in the Spartan program, the market for marine products for homeland security has recently started to develop and has become intensely competitive, rapidly evolving and subject to rapid technological change. We expect competition to persist, intensify and increase in the future. Such competition could materially adversely affect our business, operating results or financial condition.

Potential Acquisition

               In July 2003, we signed a Letter of Intent for the partial acquisition of The Radix Ortega Group, a marine and environmental engineering firm based out of Seattle, Washington. Radix Ortega currently has contracts with Washington State's Department of Transportation, the Port of Seattle, and the U.S. Navy Engineering Field Activity Northwest. Our work with the Navy involves environmental assessments for marine facility construction projects at Naval Shipyard Puget Sound in Bremerton, Washington. Radix Ortega also has a broad base of existing commercial customers including the Bechtel Corporation, Bank of America and the Puget Sound Energy

         Under the proposed terms of the acquisition, we will acquire up to 40% of Radix Ortega. We will operate as a separate business unit, with our own rate structure. This approach positions our company to be more competitive on service contracts, while leaving Integrated Maritime Platforms International, Inc., our wholly-owned subsidiary, to conduct the higher-cost research and development tasks.

Employees

         We have nine part-time employees. As we expand, additional engineering, technical, and management staff will be required.

Patents and Trademarks

         We do not own any patent or trademark.

DESCRIPTION OF PROPERTIES

         Together with our wholly-owned subsidiary, we lease office space under a month-to-month lease. For the use of this space, we paid rent in the amount of $15,000 for the year ended June 30, 2003. We do not own or lease any other properties. We believe that our existing facilities are adequate for our current use.

         Our  principal  executive  offices are located at 9119  Ridgetop  Blvd.
Suite 260, Silverdale, Washington 98383, and our telephone number is (360) 692-6446.

LEGAL PROCEEDINGS

         From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not involved currently in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following information sets forth the names of our officers and directors, their present positions with us, and their biographical information.

Name                           Age              Office(s) Held
----------------------         --------         ------------------------------
Kathleen R. Bright             47               Director and President

Roy A. H. Rainey               49               Director

Roger Janssen                  39               Director

Scott Edwards                  55               Vice President and Acting CFO

Monica Langfeldt               34               Treasurer

KATHLEEN R. BRIGHT, DIRECTOR, PRESIDENT AND CHIEF EXECUTIVE OFFICER, has over twenty five years in defense contract management, business development, managerial accounting, human resources, training systems, logistics, and environmental and security programs. She holds a Bachelor's in Mathematics from the University of Washington and a Master's in Business Administration from University of Phoenix. Ms. Bright served as the President of IMPII for three years. Prior experience in defense contract management includes Contract
Administrator for the Naval Undersea Warfare Center (NUWC) Environmental, Hazardous Materials, and Industrial Engineering Services Contract ($16m);Trident IR2 Engineering Services Contract($1.5m); NAVSHIPYD Public Works Department Engineering Services Contract ($5 m); and Planning and Engineering for Aircraft Carriers Service Contract ($2.5 m).

ROY RAINEY - SECRETARY OF RADIX MARINE, BOARD MEMBER OF RADIX MARINE, AND SECRETARY OF INTEGRATED MARITIME PLATFORMS, has over twenty years of law and business experience, combining an undergraduate degree in Accounting with a law degree from the University of Washington. In addition to maintaining a private practice, Mr. Rainey served a four year term as Judge of the Bremerton Municipal Court. In 1991, Judge Rainey was recognized by the Washington State Bar Association as the outstanding judge in the State of Washington. Roy Rainey will be responsible for handling all legal and contractual matters.

ROGER JANSSEN, DIRECTOR, has over twenty years of experience in the manufacturing industry. For the past fourteen years he has owned and operated his own business in the greater Seattle area. Specific clients include Microsoft, Boeing, Starbucks Corporation, Precor, and Eldec. Mr. Janssen has guided several manufacturing firms during their start up phase with a strong focus on procurement excellence.

SCOTT EDWARDS - VICE PRESIDENT AND ACTING CFO OF RADIX MARINE AND OPERATIONS MANAGER OF INTEGRATED MARITIME PLATFORMS. Mr. Edwards has a BS in Naval Science and Architecture, from Oregon State University. Serves as the Project Manager for the design and manufacture of the Challenger Class multimission craft. Mr. Edwards has twenty four years of commissioned service in the US Navy and Naval Reserve with two tours in Vietnam. Specialized in Physical Security and Antiterrorism retiring the 1996 with the rank of Captain. Mr. Edwards has 15 years experience in small craft operation and maintenance and has served as president and CEO of two manufacturing facilities. In concert with Ms. K. Bright, Mr Edwards successfully pursued and managed a $16 million dollar Environmental Services Contract with the Naval Underseas Warfare Center, Keyport Division, where he served as Program Manager. Mr. Edwards brings significant experience in the area of harbor/coastal security and antiterrorism with the US armed forces. Mr. Edwards also bring significant experience in naval weaponry and waterfront operations.

MONICA LANGFELDT - TREASURER OF RADIX MARINE. Ms. Langfeldt's education includes LL.M in Taxation New York University, J.D. Seton Hall University - School of Law, and a B.S. in Finance and Economics, University of Idaho. She is currently employed by Kaye Scholer, LLP as a litigation attorney. Previously she worked at Pricewaterhouse Coopers and an International Senior Tax Associate where she assisted clients in debt push-down and double-dip financing strategies, structured inbound investments for foreign high net worth individuals, and developed strategies for passive foreign investment companies.

Significant Employees

         We currently employ nine employees on a part-time.

Committees of the Board Of Directors

         We presently do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees. However, our board of directors will establish various committees during the current fiscal year.

Terms of Office

         Our directors are appointed for a one year term to hold office until the next annual general meeting of the holders of our Common Stock or until removed from office in accordance with our by-laws. Our officers are appointed by our board of directors and hold office until removed by our board of directors.

EXECUTIVE COMPENSATION

         The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending June 30, 2003, 2002 and 2001 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION

                                                             Other
                                                             Annual      Restricted     Options      LTIP
   Name & Principal                Salary        Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position           Year       ($)          ($)        sation ($)   Awards($)       (#)         ($)      Compensation
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Kathleen Bright           2003   10,080(1)         0            0            -            -            -             -
  President and CEO       2002   25,920(1)         0            0            -            -            -             -
                          2001        0            0            0            -            -            -             -

(1) Represents a salary received from our wholly-owned subsidiary, Integrated Maritime Platforms International, Inc.

Outstanding Stock Options

         We have not granted any stock options and do not have any outstanding stock options. Accordingly, our officers and directors do not hold any options to purchase shares of our common stock.

Compensation Of Directors

         Our directors do not receive cash compensation for their services as directors or members of committees of the board.

Employment Agreement

         We do not have any employment agreements currently in effect.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         None of our directors or officers, nor any proposed nominee for election as one of our directors, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares, nor any of our promoters, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction since the date of our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

                  Changes in Registrants Certifying Accountant

September 2003

         On September 29, 2003, we dismissed Singer Lewak Greenbaum & Goldstein LLP ("Singer") as our independent auditor. Singer was engaged as our independent auditor from May 16, 2003 to September 29, 2003. Singer has issued no reports on financial statements of our company during the period that Singer was engaged or for the years ended June 30, 2001 and 2002. On June 5, 2003, Singer reported on the financial statements of Integrated Maritime Platforms International Inc, our wholly-owned subsidiary, for the year ended December 31, 2002 and for the period from April 9, 2001 inception to December 31, 2001.

         The decision to dismiss Singer was approved by our Board of Directors. During the period that Singer was engaged (and each of the two (2) years ended June 30, 2001 and 2002) there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Singer's satisfaction would have caused it to make reference in connection with its opinion to the subject matter of the disagreement. During the period that Singer was engaged (and each of the two (2) years ended June 30, 2001 and 2002) Singer did not advise us of any "reportable events" as described in Item 304(a)(1)(v) of Regulation S-K. We requested Singer to furnish a letter addressed to the Commission, stating whether it agrees with the statements made by us, and, if not, stating the respects in which it does not agree. A copy of this letter, dated as of October 9, 2003, is filed as Exhibit 16.1 to this Current Report on Form 8-K/A.

         On September 29, 2003, we engaged Jonathon Reuben, C.P.A. ("Reuben") as our principal accountant to audit the our financial statements. During the two
(2) years ended June 30, 2001 and 2002, we did not consult Reuben on any matters described in Item 304(a)(2)(i) of Regulation S-K. During each of the two (2) years ended June 30, 2001 and 2002, we did not consult Reuben on any matters described in Item 304(a)(2)(ii) of Regulation S-K. We have provided Reuben with the opportunity to furnish it with a letter addressed to the Commission containing any new information, clarification of the Corporation's expression of its views, or the respects in which it does not agree with the statements made herein by the Corporation in response to Item 304(a).

May 2003

         On May 16, 2003, we dismissed Reuben as our independent auditor. Reuben's reports on the our financial statements for each of the years ended June 30, 2001 and 2002, and the subsequent interim period ended May 16, 2003, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles. The decision to dismiss Reuben was approved by our Board of Directors. During each of the two
(2) years ended June 30, 2001 and 2002, and the subsequent interim period ended May 16, 2003, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Reuben's satisfaction would have caused him to make reference in connection with their opinion to the subject matter of the disagreement. During each of the two (2) years ended June 30, 2001 and 2002, and the subsequent interim period ended May 16, 2003, Reuben did not advise us of any "reportable events" as described in Item 304(a)(1)(v) of Regulation S-K. We requested Reuben to furnish a letter addressed to the Commission, stating whether it agrees with the statements made by us, and, if not, stating the respects in which it does not agree. A copy of this letter, dated as of May 27, 2003, is filed as Exhibit 16.1 to our Current Report on Form 8-KA.

         On May 16, 2003, we engaged Singer Lewak Greenbaum & Goldstein LLP ("Singer") as our principal accountant to audit our financial statements. During each of the two (2) years ended June 30, 2001 and 2002, and the subsequent interim period ended May 16, 2003, we did not consult Singer on any matters described in Item 304(a)(2)(i) of Regulation S-K. During each of the two (2) years ended June 30, 2001 and 2002, and the subsequent interim period ended May 16, 2003, we did not consult Singer on any matters described in Item 304(a)(2)(ii) of Regulation S-K.

October 2002

         In October 2002, we dismissed Kurt D. Salinger, CPA and engaged Reuben as our auditors. Our management was familiar with Reuben and believed the new auditing accountant would provide quality service in a timely manner. Our Board of Directors approved the change in accounting firm as of October 01, 2002. The new accounting firm was not consulted prior to engagement on any specific accounting matter either completed or proposed. Prior to such engagement we have never had any disagreements with accountants on matters of accounting, financial disclosure, matter of accounting principles or practices, or auditing scope or procedure; nor had any principal accountant, currently or in past recent years, resigned or declined to stand for re-election.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our common stock as of April 5, 2004

         o by each person who is known by us to beneficially own more than 5% of our common stock;

         o        by each of our officers and directors; and

         o        by all of our officers and directors as a group.




Name and Address                    Amount and Nature            Percent Prior     Percent After
Of Beneficial Holder                of Beneficial Ownership(1)   to Offering(2)      Offering(3)
--------------------                -----------------------       -------------     ----------
Roger Janssen                       3,612,500                        6.1%              4.8%
403 Kenrick Place
Burlington, WA  98233

Kathleen Bright                     1,750,000                        2.9%              2.3%
4105 Kennedy Dr.
Bremerton, WA  98310

Roy Rainey                          1,400,000                        2.4%             1.9%
1854 Kint Drive
Bremerton, WA  98311

Monica Langfeldt                      250,000                        *                 *
326 E 65th Street #19
New York, NY  10021

Scott Edwards
P.O. Box 207
Keyport, WA   98345                         0                         *                 *

Executive Officers and Directors    6,612,500                      11.1%             8.9%
As A Group

* Less then one percent.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 5, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based on 59,571,655 shares of common stock outstanding.

(3) Percentage based on 74,571,655 shares of common stock outstanding.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue up to 75,000,000 shares of Common Stock, par value $.001. As of April 5, 2004, there were 59,571,655 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

         We have engaged Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119-4301, as independent transfer agent or registrar.

PREFERRED STOCK

         We are authorized to issue 30,000,000 shares of preferred stock, $.005 par value per share, and no share of preferred stock are currently outstanding. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

WARRANTS

         In connection with a Securities Purchase Agreement dated March 2004, the accredited investor was issued 3,000,000 warrants to purchase shares of common stock. The warrants are exercisable until three years from the date of issuance at a purchase price of $1.00 per share.

CONVERTIBLE SECURITIES

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on March 17, 2004 for the sale of (i) $300,000 in convertible debentures and (ii) warrants to buy 3,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

         The investors provided us with an aggregate of $300,000 as follows:

         o        $250,000 was disbursed to us on March 18, 2004; and

         o $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement;

         The debentures bear interest at 7 3/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.20 or (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 3,000,000 shares of common stock at an exercise price of $1.00 per share.

         The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

         In the event that the registration statement is not declared effective by the required deadline, La Jolla may demand repayment of the Debenture of 125% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to La Jolla 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If La Jolla does not elect to accelerate the debenture, we are required to immediately issue to La Jolla 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

Sample Conversion Calculation

         The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount. The conversion price for the convertible debentures is the lesser of (i) $0.20 or (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty
(20) trading days prior to the conversion. For example, assuming conversion of $300,000 of debentures on April 5, 2004, a conversion price of $0.08 per share, the number of shares issuable upon conversion would be:

($300,000 x 11) - ($.08 x (10 x $300,000))  = 3,060,000 /$.08 = 38,250,000

         The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our convertible debentures, based on market prices 25%, 50% and 75% below the market price, as of April 5, 2004 of $0.10.

                                                                 Number                % of
% Below           Price Per                With Discount        of Shares           Outstanding
Market             Share                       at 20%            Issuable              Stock
------             -----                       ------            --------              -----
25%                $.075                       $.06             52,000,000             46.61%
50%                $.050                       $.04             79,500,000             57.16%
75%                $.025                       $.02            162,000,000             73.11%


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately-negotiated transactions;

         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o        through the writing of options on the shares

         o        a combination of any such methods of sale; and

         o        any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

         The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

         The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if a such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

         If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         o that a broker or dealer approve a person's account for transactions in penny stocks; and

         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must

         o        obtain   financial   information  and  investment   experience
                  objectives of the person; and

         o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

         o sets forth the basis on which the broker or dealer made the suitability determination; and

         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
                                          Total
                      Total Shares of   Percentage                                                           Percentage
                       Common Stock     of Common     Shares of                                 Beneficial   of Common
                       Issuable Upon      Stock,     Common Stock   Beneficial  Percentage of   Ownership   Stock Owned
                       Conversion of     Assuming     Included in   Ownership   Common Stock    After the      After
        Name            Debentures         Full       Prospectus    Before the  Owned Before    Offering     Offering
                      and/or Warrants    Conversion       (1)       Offering*   Offering*        (4)           (4)
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
La Jolla Cove             41,250,000(3)   40.91%        Up to        3,069,412      4.9%           --            --
  Investors,                                         15,000,000
  Inc.(2)                                             shares of
                                                    common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------


* These columns represents the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.9% limitation.

** Less than one percent.

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the convertible debentures and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible debentures is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the convertible debentures, if the convertible debentures had actually been converted on April 5, 2004, the conversion price would have been $.08. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible debentures and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholder is an unaffiliated third party. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, Norman Lizt may be deemed a control person of the shares owned by the selling stockholder.

(3)  Includes   38,250,000  shares  of  common  stock  underlying  our  $300,000 convertible debenture and 3,000,000 shares of common stock underlying common stock purchase warrants issued to La Jolla Cove Investors, Inc.

(4) Assumes that all securities registered will be sold.

Terms of Convertible Debentures

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on March 17, 2004 for the sale of (i) $300,000 in convertible debentures and (ii) warrants to buy 3,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

         The investors provided us with an aggregate of $300,000 as follows:

         o        $250,000 was disbursed to us on March 18, 2004; and

         o $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement;

         The debentures bear interest at 7 3/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.20 or (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 3,000,000 shares of common stock at an exercise price of $1.00 per share.

         The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

         In the event that the registration statement is not declared effective by the required deadline, La Jolla may demand repayment of the Debenture of 125% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to La Jolla 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If La Jolla does not elect to accelerate the debenture, we are required to immediately issue to La Jolla 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

         A complete copy of the Securities Purchase Agreement and related documents were filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

Sample Conversion Calculation

         The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount. The conversion price for the convertible debentures is the lesser of (i) $0.20 or (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty
(20) trading days prior to the conversion. For example, assuming conversion of $300,000 of debentures on April 5, 2004, a conversion price of $0.08 per share, the number of shares issuable upon conversion would be:

($300,000 x 11) - ($.08 x (10 x $300,000))  = 3,060,000 /$.08 = 38,250,000

         The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our convertible debentures, based on market prices 25%, 50% and 75% below the market price, as of April 5, 2004 of $0.10.

                                                                    Number              % of
% Below             Price Per         With Discount                of Shares         Outstanding
Market               Share                at 20%                    Issuable            Stock
------               -----                ------                    --------            -----
25%                  $.075                $.06                     52,000,000           46.61%
50%                  $.050                $.04                     79,500,000           57.16%
75%                  $.025                $.02                    162,000,000           73.11%

                                  LEGAL MATTERS

         Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

         Johnathon P. Reuben, C.P.A., Accountancy Corporation, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at June 30, 2003 and 2002, and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Radix Marine, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

         We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS
                               RADIX MARINE, INC.
                              FINANCIAL STATEMENTS

For the Six Months Ended December 31, 2003 and December 31, 2002

               Consolidated Balance Sheet                             F-1
               Consolidated Statements of Operations                  F-2
               Consolidated Statements of Cash Flow                   F-3 to
                                                                      F-5
               Notes to Unaudited Financial Statements                F-6 to
                                                                      F-9

For the Years Ended June 30, 2003 and June 30, 2002

               Report of Independent Certified Public Accountants     F-10
               Consolidated Balance Sheet                             F-11 to
                                                                      F-12
               Consolidated Statements of Operations                  F-13
               Consolidated Statement of Stockholders' (Deficit)      F-14
               Consolidated Statement of Cash Flows                   F-15
               Notes to Financial Statements                          F-16 to
                                                                      F-20

RADIX MARINE, INC.
(FORMERLY MODERN MFG SERVICES, INC.)
(A DEVELOPMENT STAGE CORPORATION)
CONSOLIDATED BALANCE SHEET

                                                                      DECEMBER 31,
                                                                         2003
                                                                     -----------
                                                                     (UNAUDITED)

ASSETS
    CURRENT ASSETS
       Cash                                                          $     1,809
       Accounts receivable                                                20,209
                                                                     -----------
          TOTAL CURRENT ASSETS                                            22,018
                                                                     -----------
    PROPERTY & EQUIPMENT
       Office equipment                                                    5,052
       Less accumulated depreciation                                        (680)
                                                                     -----------
                                                                           4,372

                                                                     -----------

    OTHER ASSETS

       Prepaid expense                                                    15,927
       Intangible assets not subject to amortization
          Goodwill                                                       550,704
       Intangible assets subject to amortization
          Other (net of accumulated amortization of $125,643)            376,928
                                                                     -----------
                                                                         943,559

                                                                     -----------

          TOTAL ASSETS                                               $   969,949
                                                                     ===========

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
    CURRENT LIABILITIES
       Accounts payable                                              $   159,861
       Accounts payable - related party                                   15,208
       Accrued expenses                                                   24,697
       Payable to related parties                                        786,126
       Payable to others                                                 109,148
                                                                     -----------
          TOTAL CURRENT LIABILITIES                                    1,095,040
                                                                     -----------

    STOCKHOLDERS' (DEFICIT)
       Common stock,  $.001 par value; authorized
          75,000,000 shares; issued and outstanding
          52,879,849 shares as of December 31, 2003                       52,880
       Additional paid-in capital                                      4,108,877
       Deficit accumulated during the development stage                4,286,849
                                                                     -----------
          TOTAL STOCKHOLDERS' (DEFICIT)                                 (125,091)
                                                                     -----------

          TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)              $   969,949
                                                                     ===========

See accompanying notes.

RADIX MARINE, INC.

(FORMERLY MODERN MFG SERVICES, INC.)
(A DEVELOPMENT STAGE CORPORATION)
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                                       DEFICIT
                                                                                                                     ACCUMULATED
                                                           SIX-MONTHS ENDED               THREE-MONTHS ENDED          DURING THE
                                                             DECEMBER 31,                     DECEMBER 31,           DEVELOPMENT
                                                        2003             2002            2003            2002            STAGE
                                                     ------------    ------------    ------------    ------------    ------------
                                                     (UNAUDITED)     (UNAUDITED)      (UNAUDITED)     (UNAUDITED)     (UNAUDITED)
INCOME                                               $     70,640    $     60,391    $     17,287    $     60,391    $    349,985
                                                     ------------    ------------    ------------    ------------    ------------

EXPENSES

  General and administrative expenses                   1,424,806         476,429       1,335,331         399,989       3,120,838
  Research & development                                   54,817          77,452          25,088          77,452         381,096
  Loss on abandonment of website development                   --              --              --              --         460,515
  Loss on impairment of goodwill                               --         750,000              --         750,000         750,000
                                                     ------------    ------------    ------------    ------------    ------------
                                                        1,479,623       1,303,881       1,360,419       1,227,441       4,712,449
                                                     ------------    ------------    ------------    ------------    ------------

OTHER INCOME (EXPENSES)
  Loss on repossession of marine vessel held under
       capital lease and repossession of assets                --         (27,155)             --         (27,155)        (40,246)
  Loss on stock issuance in exchange for debt            (275,451)             --        (275,451)             --        (275,451)
  Gain on extinguishment of debt                               --              --              --              --         504,117
  Interest income                                              --              --              --              --              42
  Interest expense                                         (9,723)        (51,670)         (9,103)        (51,337)       (112,848)
                                                     ------------    ------------    ------------    ------------    ------------
                                                         (285,174)       (78,825)        (284,554)        (78,492)         75,614
                                                     ------------    ------------    ------------    ------------    ------------

   NET LOSS                                          $ (1,694,157)   $ (1,322,315)   $ (1,627,686)   $ (1,245,542)   $ (4,286,849)
                                                     ============    ============    ============    ============    ============

   BASIC LOSS PER SHARE                              $       (.04)   $      (0.08)   $      (0.04)   $      (0.06)
                                                     ============    ============    ============    ============

   WEIGHTED AVERAGE COMMON
       SHARES OUTSTANDING                              39,154,990      16,666,679      44,738,753      19,362,133
                                                     ============    ============    ============    ============

See accompanying notes.

RADIX MARINE, INC.
(FORMERLY MODERN MFG SERVICES, INC.)
(A DEVELOPMENT STAGE CORPORATION)
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                    DEFICIT
                                                                                                  ACCUMULATED
                                                                     SIX-MONTHS ENDED             DURING THE
                                                                        DECEMBER 31,              DEVELOPMENT
                                                                   2003             2002             STAGE
                                                                -----------      -----------      -----------
                                                                (UNAUDITED)       (UNAUDITED)      (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                      $(1,694,157)    $(1,322,315)     $(4,286,849)
  Adjustments to reconcile net loss to net cash
    used by operating activities:
      Common stock issued for services                            1,242,220         198,380        1,771,652
      Abandonment of website development                                 --              --          422,108
      Loss on disposal and repossession of assets                        --          27,155           13,091
      (Gain)loss on extinguishment of indebtedness                  275,450              --         (228,667)
      Loss on impairment of goodwill                                     --         750,000          750,000
      Depreciation expense                                              505          21,633           36,400
      Amortization expense                                           50,257          25,129          125,643
      (Increase) decrease in assets
        (Increase) decrease in accounts receivables                  46,548         (17,019)         (20,209)
        (Increase) in deposits and other assets                          --          (8,205)              --
        (Increase) in capitalized software development costs             --              --         (152,597)
        (Increase) decrease in prepaid expenses                     (19,425)             --          (15,927)
      Increase (decrease) in liabilities
        Increase (decrease) in accounts payable and
          accrued expenses                                          (52,531)         140,320          764,882
        Increase in accrued compensation due officers                    --           72,900          306,259
       Increase in accrued interest                                   1,002               --           15,893
       Increase in indebtedness                                          --           10,342               --
                                                                -----------      -----------      -----------

      NET CASH USED IN OPERATING ACTIVITIES                        (150,131)        (101,680)        (498,321)
                                                                -----------      -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
       Property and equipment purchases                                  --               --           (5,280)
       Cash used in the acquisition of Integrated
         Maritime Platforms International, Inc.                          --         (127,000)        (127,000)
       Proceeds on loan receivable                                       --               --           54,840
       Advances of loan receivable                                       --               --          (31,075)
                                                                -----------      -----------      -----------

      NET CASH PROVIDED (USED) IN INVESTING ACTIVITIES                   --         (127,000)        (108,515)
                                                                -----------      -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds  from private offerings                                       --          110,000          162,525
  Amounts received from loans payable                                48,500               --          155,500
  Amounts received from long-term debt                                   --               --          180,623
  Amounts received from notes payables                                   --               --            2,500
  Amounts received from issuance of convertible debt                 90,000               --           90,000
  Amounts received from payables to others                               --           97,892          112,550
  Cash received in the reverse acquisition
    with MPEG Super Site, Inc.                                           --               --            1,641
  Amounts received from related parties                             101,025           53,272          344,910
  Cash received in reverse acquisition with
    Integrated Maritime Platforms, International                         --              165               --
  Costs incurred in private offerings                                    --           (3,480)              --
  Repayments to related party                                       (87,730)          (9,500)        (196,804)
  Repayments of long-term debt                                           --               --         (238,900)
  Repayments of payable to others                                        --               --           (5,900)
  Reduction in capital lease obligation                                  --          (20,780)              --
  Loans to others                                                        --           (2,350)              --
                                                                -----------      -----------      -----------

      NET CASH PROVIDED BY FINANCING ACTIVITIES                     151,795          225,219          608,645
                                                                -----------      -----------      -----------

      NET INCREASE (DECREASE) IN CASH AND CASH
       EQUIVALENTS                                                    1,664           (3,461)           1,809

      CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                   145            3,461               --
                                                                -----------      -----------      -----------

      CASH AND CASH EQUIVALENTS - END OF PERIOD                 $     1,809      $        --      $     1,809
                                                                ===========      ===========      ===========

See accompanying notes.

RADIX MARINE, INC.
(FORMERLY MODERN MFG SERVICES, INC.)
(A DEVELOPMENT STAGE CORPORATION)
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                SIX-MONTHS ENDED
                                  DECEMBER 31,

                                                    2003               2002
                                                -------------     -------------
                                                 (UNAUDITED)       (UNAUDITED)

SUPPLEMENTAL DISCLOSURES OF CASH
  FLOW INFORMATION
CASH PAID FOR:
   Interest Expense                             $       4,675     $       9,636
                                                =============     =============
   Income Taxes                                 $          --     $          --
                                                =============     =============


NON-CASH FINANCING AND INVESTING INFORMATION:

On September 30, 2002, the Company acquired all of the outstanding shares of common stock of Integrated Maritime Platforms, International Inc. ("Integrated") in exchange for issuing 4,000,075 of its common stock and $127,000 which was used in Integrated's operations.

In October 2002, the Company issued 10,000 shares of its common stock in exchange for equipment valued at $5,000.

In  November  20002,  a  shareholder  of  the  Company  cancelled   $150,000  of
indebtedness due him in exchange for 1,000,000 shares of the Company's common stock.

For the six months ended December 31, 2003, the Company  issued4,901,497  shares
of  its  common  stock  in  exchange  for  the   cancellation   of  $447,642  of
indebtedness.

During the six-months ended December 31, 2003, the holders of $90,000 in convertible notes elected to convert the amount due them and in exchange received 3,878,087 shares of the Company's common stock.

See accompanying notes.

RADIX MARINE, INC.
(FORMERLY MODERN MFG SERVICES, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION

Radix Marine, Inc. (the "Company"), formerly known as Modern MFG Services, Inc. is a corporation that was formed under the laws of the State of Colorado on September 30, 1958. On September 30, 2002 the Company acquired Integrated Maritime Platforms International, Inc. ("Integrated"). Integrated is currently developing for construction an Unmanned Surface Vehicle Prototype. It is the Company's intent to develop and market a complete line of manned and unmanned marine craft for the domestic and international market.

The Company is in the development stage as defined in FASB Statement 7. The Company has not paid any dividends and dividends, that may be paid in the future, will depend on the financial requirements of the Company and other relevant factors.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                          INTERIM FINANCIAL STATEMENTS

The accompanying unaudited consolidated financial statements are represented in accordance with the requirements for Form 10-QSB and article 10 of Regulation S-X and Regulation S-B. Accordingly, they do not include all the disclosures normally required by generally accepted accounting principles. Reference should be made to the Radix Marine, Inc. consolidated financial statements for the year ended June 30, 2003, contained in the Company's Form 10-KSB for additional disclosures including a summary of the Company's accounting policies, which have not significantly changed.

In the opinion of the Company's management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position of the Company as of December 31, 2003, and the results of its operations and cash flows for the three-month and six-month periods ended December 31, 2002 and 2003. The operating results of the Company on a quarterly or semi-annual basis may not be indicative of operating results for the full year.

                              BASIS OF PRESENTATION

The Company's consolidated financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business.

                           PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Radix Marine, Inc. and its wholly owned subsidiary, Integrated Maritime Platforms International, Inc. Intercompany transactions and balances have been eliminated in consolidation.

                               REVENUE RECOGNITION

TheCompany generates its revenue from a government contract on a cost plus fixed fee basis. The Company recognizes revenues at the time it invoices the government.

                         ALLOWANCE FOR DOUBTFUL ACCOUNTS

The allowance for doubtful accounts on accounts receivable is charged to income in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectibility is determined to be permanently impaired. As of December 31, 2003, the Company did not establish any reserve for doubtful accounts.

                                  DEPRECIATION

The cost of property and equipment is depreciated over the estimated useful lives of the related assets. The Company's office equipment is being depreciated on the straight-line method for both financial reporting and income tax
reporting  purposes.   Depreciation   expense  charged  to  operations  for  the
three-months   ended   December  31,  2002,  and  2003  were  $21,428  and  $253
respectively. Depreciation expense charged to operations for the six-months ended December 31, 2002, and 2003 were $21,633 and $505, respectively.

                                LONG-LIVED ASSETS

In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued establishing new rules and clarifying implementation issues with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, "by allowing a probability-weighted cash flow estimation approach to measure the impairment loss of a long-lived asset. The statement also established new standards for accounting for discontinued operations. Transactions that qualify for reporting in discontinued operations include the disposal of a component of an entity's operations that comprises operations and cash flow that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity. The Company adopted this standard and in accordance with the statement the Company has reclassified the gain on extinguishment of debt from extraordinary items to continuing operations.

                               NET LOSS PER SHARE

The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" ("EPS") that established standards for the computation, presentation and disclosure of earnings per share, replacing the presentation of Primary EPS with a presentation of Basic EPS.

                            CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

                                USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accountings principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                  INCOME TAXES

The Company accounts for its income taxes under the provisions of Statement of Financial Accounting Standards 109 ("SFAS 109"). The method of accounting for income taxes under SFAS 109 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

                       FAIR VALUE OF FINANCIAL INSTRUMENTS

Pursuant  to  SFAS  No.  107,   "Disclosures   About  Fair  Value  of  Financial
Instruments", the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of December 31, 2003. The Company considers the carrying value of such amounts in the financial statements to approximate their face value.

                   ISSUANCES INVOLVING NON-CASH CONSIDERATION

All issuances of the Company's stock for non-cash consideration have been assigned a dollar amount equaling either the market value of the shares issued or the value of consideration received whichever is more readily determinable. The majority of the non-cash consideration received pertains to services rendered by consultants and others and have been valued at the market value of the shares issued.

                                RECLASSIFICATION

Certain amounts have in December 31, 2002 have been reclassified to conform with the December 31, 2003 presentation. Such reclassification had no effect on net income as previously reported.

                                  PENSION PLAN

The Company started a 401(k) plan effective January 1, 2003. All employees employed on the effective date are eligible. Employees hired after the effective date are required to have one year of service and be at least twenty-one years old. The plan has matching contributions, which are discretionary and determined annually by the plan sponsor. After six years of service the vesting percentage is 100%. For the three-months and six-months ended December 31, 2003, the Company's pension expense was $0.

NOTE 3 - INTANGIBLE ASSETS

As of December 31, 2003 the Company has intangibles assets totaling $1,803,324. Of that amount, $1,300,754 was allocated to goodwill and $502,570 was allocated to the purchase of a contract regarding the development and production of an Unmanned Surface Vehicle. The price of the contract is being amortized over the five-year term of the contract. Amortization expense for the three-months ended December 31, 2002 and 2003 were $25,129 and $25,129, respectively. Amortization expense for the six-months ended December 31, 2002 and 2003 were $25,129 and $50,257, respectively.

Estimated amortization expense for each of the next five years is as follows:

2004             $ 100,514
2005               100,514
2006               100,514
2007                75,386
2008                    --
                 ---------
   Total         $ 376,928
                 =========


Goodwill is assigned to specific reporting units and is reviewed for possible impairment at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the reporting carrying amount exceeds its fair value. During the year ended June 30, 2003, the Company determined the carrying amount of net assets acquired in the purchase of Integrated exceeded their fair values, which was estimated based upon the present value of expected future cash inflows. Accordingly, a goodwill impairment loss of $750,000 was recognized by that reporting unit during the year ended June 30, 2003. For the six-months ended December 31, 2003, no impairment loss was recognized by the Company.

NOTE 4 - RELATED PARTY TRANSACTIONS

The Company has a loan of $50,000 from a third party. The loan is evidenced by a promissory note and matured on November 22, 2002, when $65,000 became fully due and payable. The loan is convertible into common shares of the Company at a rate of $.20 per share issued for a potential issuance of 312,500 shares. In connection with the loan, the Company is required to issue 37,500 shares of its common stock. The Company issued these shares in January 2003 valued at $3,750. The balance due as of December 31, 2003 was $62,500. The Company has not been able to make any payments on the loan and the loan is in default.

In the purchase of Integrated Maritime, the Company assumed an obligation evidenced by a promissory note that Integrated owed on the purchase of its contract to develop the Unmanned Surface Vehicle. Under the terms of the obligation, total payments cannot exceed $750,000 and the note matures on April 25, 2005. Upon the maturity of the note, any remaining amounts due under the note are forgiven. However, during the term of the Note, the Company is required to pay the holder 20% of all amounts raised and from the profit received under the contract.

The obligation and the related asset were valued at the estimated present value of the expected future payments over the term of the note of $520,512. In calculating the present value the Company used an interest rate of 8% per annum. In addition, the Company accrued interest on this obligation during the six-months ended December 31, 2003 totaling $50,353 and the Company paid $34,785 towards this obligation. The balance due at December 31, 2003 was $388,032.

In addition, the Company at December 31, 2003 owes other related parties a total of $285,241, which is unsecured, non-interest bearing and due on demand.

During the six-months ended December, 31, 2003 the Company issued 2,463,799 shares of its common stock in the exchange for the cancellation of $197,327 of indebtedness to related parties.

NOTE 5 - PAYABLE TO OTHERS

In the reverse acquisition of MPEG on August 6, 2001, the Company assumed $259,148 of indebtedness due to a third party. This loan is unsecured, non-interest bearing, and is due on demand. As of December 31, 2003 the balance is $109,148.

During the six-months ended December 31, 2003, the Company received $90,000 from several individuals through the issuance of convertible promissory notes. During the period, these notes converted into 3,878,087 shares of the Company's common stock.

NOTE 6 - INCOME TAXES

Income taxes are provided based on earnings reported for financial statement purposes pursuant to the provisions of Statement of Financial Accounting Standards No. 109 ("FASB 109").FASB 109 uses the asset and liability method to account for income taxes. That requires recognizing deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax basis and financial reporting basis of assets and liabilities.

An allowance has been provided for by the Company which reduced the tax benefits accrued by the Company for its net operating losses to zero, as it cannot be determined when, or if, the tax benefits derived from these operating losses will materialize. As of December 31, 2003, the Company has unused operating loss carryforwards, which may provide future tax benefits in the amount of approximately $1,646,000 which expire in various years through 2023.

NOTE 7 - ISSUANCES INVOLVING NON-CASH CONSIDERATION

During the six-months ended December 31, 2003 the Company issued 4,901,497 shares of its common stock in exchange for the cancellation of $447,643 of indebtedness. The 4,901,497 shares were valued at market on the date of issuance totaling $626,849 The difference between the value of the shares issued ($723,093) and the amount of the debt cancelled ($447,643) of $275,450 has been charged to operations.

NOTE 8 - SUBSEQUENT EVENTS

a. In January 2004 the Company issued 5,962,530 shares of its common stock in exchange for the cancellation of $213,724 of indebtedness. The shares were valued $475,682, the market value of the shares on the date of issuance.

b. On March 17, 2004, the Company entered into a Securities Purchase Agreement with an accredited investor for the sale of (i) $300,000 in convertible debentures and (ii) warrants to buy 3,000,000 shares of our common stock. Of the $300,000, $250,000 was paid in cash and $50,000 has been retained for services provided to the Company by various professionals.

     The debentures bear interest at 7 3/4%, mature two years from the date of issuance, and are convertible into the Company's common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of Company shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.20 or (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 3,000,000 shares of common stock at an exercise price of $1.00 per share.

     The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

c. From January 1, 2004 through February 9, 2004, the Company issued 5,962,530 shares of its common stock, of which 4,710,979 were issued upon conversion of promissory notes from which the company received $107,962.37 and 1,251,542 were issues to retire debt.

d. In April 2004, the Company plans to file an SB2 registration statement relating to the resale of up to 15,000,000 shares of the Company's common stock for holders of Company convertible debentures, including up to 12,000,000 shares of common stock underlying convertible debentures, and up to 3,000,000 issuable upon the exercise of common stock purchase warrants.

                          Independent Auditors' Report

Board of Directors
Radix Marine, Inc.
Silverdale, Washington

We have audited the accompanying consolidated balance sheet of Radix Marine, Inc. (A Development Stage Company) as of June 30, 2003, and the related consolidated statements of operations and deficit accumulated during the development stage, cash flows, and stockholders' deficit for the two years then ended, and from the Company's inception (February 7, 2000) through June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Radix Marine, Inc. as of June 30, 2003, and the consolidated results of its operations and its consolidated cash flows for the two years then ended, and from the Company's inception (February 7, 2000) through June 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Jonathon P. Reuben CPA

Jonathon P. Reuben, C.P.A.
Accountancy Corporation
Torrance. California

October 13, 2003

RADIX MARINE, INC.
(FORMERLY MODERN MFG SERVICES, INC.)
(A DEVELOPMENT STAGE CORPORATION)
CONSOLIDATED BALANCE SHEET
JUNE 30, 2003

ASSETS

   CURRENT ASSETS
      Cash                                                     $            145
      Accounts receivable                                                66,757
      Prepaid expenses                                                    2,500
                                                                  --------------
        TOTAL CURRENT ASSETS                                             69,402
                                                                  --------------

   PROPERTY & EQUIPMENT
      Office equipment                                                    5,052
      Less accumulated depreciation                                        (175)
                                                                  --------------
                                                                          4,877
                                                                  --------------

   OTHER ASSETS

      Intangible assets not subject to amortization
        Goodwill                                                        550,704
      Intangible assets subject to amortization
        Other                                                           427,185
                                                                  --------------
                                                                        977,889

                                                                  --------------

        TOTAL ASSETS                                           $      1,052,168
                                                                  ==============



LIABILITIES AND STOCKHOLDERS' (DEFICIT)
   CURRENT LIABILITIES
      Accounts payable                                         $         36,739
      Consulting fees payable                                           144,138
      Legal fees payable                                                 85,732
      Accounting fees payable                                            12,524
      Rent payable                                                       15,000
      Accrued expenses                                                   30,695
      Payable to related parties                                        299,731
      Payable to others                                                 109,148
      Current maturities of long-term debt                               17,662
                                                                  --------------
        TOTAL CURRENT LIABILITIES                                       751,369
                                                                  --------------

      Long-term debt - related party                                    511,595
                                                                  --------------

        TOTAL LIABILITIES                                             1,262,964
                                                                  --------------

   STOCKHOLDERS' (DEFICIT)
      Common stock,  $.001 par value; authorized
        75,000,000 shares; issued and outstanding
        30,892,265 shares as of June 30, 2003                            30,893
      Additional paid-in capital                                      2,351,003
      Deficit accumulated during the development stage               (2,592,692)
                                                                  --------------

        TOTAL STOCKHOLDERS' (DEFICIT)                                  (210,796)
                                                                  --------------

        TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)          $      1,052,168
                                                                  ==============

RADIX MARINE, INC.
(FORMERLY MODERN MFG SERVICES, INC.)
(A DEVELOPMENT STAGE CORPORATION)
CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                                                      DEFICIT
                                                                                                                    ACCUMULATED
                                                                                                                     DURING THE
                                                                        JUNE 30,                                    DEVELOPMENT
                                                                          2002                    2003                 STAGE
                                                                     ----------------      -------------------    -----------------
      INCOME                                                         $           175       $          252,015     $        252,190
                                                                     ----------------      -------------------    -----------------

      EXPENSES

         General and administrative expenses                                 265,749                  632,202              897,951
         Loss on abandonment of website development                          460,515                        -              460,515
         Loss on impairment of goodwill                                            -                  750,000              750,000
         Research and development                                             15,780                  310,499              326,279
                                                                     ----------------      -------------------    -----------------
                                                                             742,044                1,692,701            2,434,745
                                                                     ----------------      -------------------    -----------------

      OTHER INCOME (EXPENSES)
         Loss on disposal and repossession of assets                               -                  (13,091)             (13,091)
         Interest income                                                           -                       42                   42
         Interest expense                                                       (224)                (102,901)            (103,125)
                                                                     ----------------      -------------------    -----------------
                                                                                (224)                (115,950)            (116,174)
                                                                     ----------------      -------------------    -----------------

         NET LOSS BEFORE EXTRAORDINARY ITEM                                 (742,093)              (1,556,636)          (2,298,729)

      EXTRAORDINARY ITEM
         GAIN ON EXTINGUISHMENTS OF DEBT                                     177,277                  326,840              504,117
                                                                     ----------------      -------------------    -----------------

         NET LOSS                                                    $      (564,816)      $       (1,229,796)    $     (1,794,612)
                                                                     ================      ===================    =================

      PER SHARE DATA

         BASIC LOSS BEFORE EXTRAORDINARY ITEMS                       $         (0.06)      $            (0.07)
          EXTRAORDINARY ITEMS                                                   0.01                     0.02
                                                                     ----------------      -------------------
                NET LOSS                                             $         (0.04)      $            (0.06)
                                                                     ================      ===================

         WEIGHTED AVERAGE COMMON
             SHARES OUTSTANDING                                           13,161,385               21,465,403
                                                                     ================      ===================

RADIX MARINE, INC.
(FORMERLY MODERN MFG SERVICES, INC.)
STATEMENT OF STOCKHOLDERS' (DEFICIT)
JULY 1, 2002 THOUGH JUNE 30, 2003
--------------------------------------------------------------------------------

                                                                                                                          DEFICIT
                                                                                                                         ACCUMULATED
                                                                                                           ADDITIONAL   DURING THE
                                                                                      COMMON STOCK          PAID-IN      DEVELOPMENT
                                                                                  ----------------------
                                                                                    SHARES        AMOUNT    CAPITAL        STAGE
                                                                                  -----------   --------   ----------   ------------
Shares issued for cash                                                            11,516,000     11,516            -
Shares issued for services                                                             9,000     11,725            -
Net loss for the year ended June 30, 2000                                                  -          -            -        (41,098)
                                                                                  -----------   --------   ----------   ------------

   Balance - June 30, 2000                                                        11,525,000     23,241            -        (41,098)
Adjust for reverse acquisition of MPEG Super Site, Inc.                              814,985    (10,901)      10,901       (600,228)
                                                                                  -----------   --------   ----------   ------------

   Balance - June 30, 2000 - restated                                             12,339,985     12,340       10,901       (641,326)

Net loss for the year ended June 30, 2001                                                  -          -            -        (87,830)
                                                                                  -----------   --------   ----------   ------------

  Balance - June 30, 2001                                                         12,339,985     12,340       10,901       (729,156)

Aug  2001 - Shares issued as payment on
   prior year's payables                                                             450,000        450       32,050              -
Aug  2001 - Shares issued for legal services                                         100,000        100       24,900              -
Aug  2001 - Shares issued for consulting services                                     10,000         10        4,990              -
Aug  2001 - Shares issued for legal services                                          10,000         10        4,990              -
Sept 2001 - Payment on software license                                               50,000         50       59,950              -
Sept 2001 - Shares issued for consulting services                                    300,000        300       14,700              -
Oct, 2001 - Shares issued for legal services                                          10,000         10        4,990              -
Oct  2001 - Shares issued for consulting services                                      1,000          1          499              -
Oct  2001 - Shares returned to treasury and cancelled                                (17,500)       (17)          17              -
Dec 2001 - Shares issued for cash                                                     37,037         37        9,963              -
Jan  2002 - Shares issued for consulting services                                      5,000          5        3,745              -
May 2002 - Shares issued for cash                                                    250,000        250       24,750              -
May 2002 - Shares issued for cash                                                      6,000          6        2,994              -
June  2002 - Shares issued for consulting services                                    10,000         10        6,990              -
June  2002 - Extinguishment of indebtedness due Retailport.com                       100,000        100       16,823              -
June  2002 - Shares issued for consulting services                                    65,000         65       10,935              -
June 2002 - Shares issued for cash                                                     6,000          6        2,994              -
Net loss for the year ended June 30, 2002                                                  -          -            -       (564,816)
                                                                                  -----------   --------   ----------   ------------

  Balance - June 30, 2002                                                         13,732,522     13,733      237,181     (1,293,972)

July 2002 - Shares issued for cash                                                   136,364        136       29,864              -
Aug 2002 - Shares issued for cash                                                    224,243        224       39,776              -
Sept 2002 - Shares issued for cash                                                   266,667        267       39,733              -
Sept 2002 - Net income and expenses of Integrated Marine
                      for the period prior to acquisition                                                                   (68,924)
Oct 2002 - Shares issued as payment on payables                                       14,000         14        6,486              -
Oct 2002 - Shares issued for acquisition of Integrated Marine                      4,005,075      4,005    1,268,139              -
Oct 2002 - Shares issued for consulting services                                     152,000        152            -              -
Nov 2002 - Shares issued in cancellation of indebtedness                           1,000,000      1,000      149,000              -
Nov 2002 - Shares issued for consulting services                                     520,000        520      129,480              -
Dec 2002 - Shares issued in cancellation of indebtedness                              10,000         10        2,490              -
Jan 2003 - Shares issued in cancellation of indebtedness                              47,500         48        6,203              -
Feb 2003 - Shares issued for consulting services                                     150,000        150       37,350              -
Mar 2003 - Shares issued for cash                                                  1,645,500      1,646       51,067              -
April 2003 - Shares issued for consulting services                                   800,000        800      112,000              -
April 2003 - Shares issued for cash                                                  909,714        910       25,245              -
May 2003 - Shares issued for cash                                                    722,714        723       20,046              -
May 2003 - Shares issued for consulting services                                   1,500,000      1,500      163,500              -
May 2003 - Additional shares issued on acquisition of Integrated Marine            7,550,000      7,550       (7,550)             -
May 2003 - Shares rescinded                                                       (3,500,000)    (3,500)           -              -
May 2003 - Shares issued for convertible notes                                     1,005,966      1,006       40,994              -
Net loss for the year ended June 30, 2003                                                  -          -            -     (1,229,796)
                                                                                  -----------   --------   ----------   ------------

  Balance - June 30, 2003                                                         30,892,265  $  30,893  $ 2,351,003  $  (2,592,692)
                                                                                  ===========   ========   ==========   ============

RADIX MARINE, INC.
(FORMERLY MODERN MFG SERVICES, INC.)
(A DEVELOPMENT STAGE CORPORATION)
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------


                                                                                                                  DEFICIT
                                                                                                                 ACCUMULATED
                                                                                                                 DURING THE
    CASH FLOWS FROM OPERATING ACTIVITIES                                            JUNE 30,                     DEVELOPMENT
                                                                                      2002           2003          STAGE
                                                                                    ----------   -------------   ----------
      Net Loss                                                                    $  (564,816) $   (1,229,796) $ (1,794,612)
      Adjustments to reconcile net loss to net cash
         used by operating activities:
           Stock issued for services                                                   77,250         453,182      530,432
           Abandonment of website development                                         422,108               -      422,108
           Gain on extinguishment of indebtedness                                    (177,277)       (326,840)    (504,117)
           Loss on disposal and repossession of assets                                      -          13,091       13,091
           Loss on impairment of goodwill                                                   -         750,000      750,000
           Depreciation expense                                                             6          35,889       35,895
           Amortization expense                                                             -          75,386       75,386
           (Increase) decrease in assets
             Increase in accounts receivable                                                -         (66,757)     (66,757)
             Increase in prepaid expenses                                                   -          (2,500)      (2,500)
           Increase (decrease) in liabilities
             Increase (decrease) in accounts payable and accrued expenses              21,707          (9,658)      12,049
             Increase in accrued interest                                                   -          14,891       14,891
             Increase in accrued compensation due officers                            108,000               -      108,000
                                                                                    ----------   -------------   ----------

             NET CASH USED IN OPERATING ACTIVITIES                                   (113,022)       (293,112)    (406,134)
                                                                                    ----------   -------------   ----------

    CASH FLOWS FROM INVESTING ACTIVITIES

      Office equipment purchases                                                         (228)         (5,052)      (5,280)
                                                                                    ----------   -------------   ----------

           NET CASH USED IN INVESTING ACTIVITIES                                         (228)         (5,052)      (5,280)
                                                                                    ----------   -------------   ----------


    CASH FLOWS FROM FINANCING ACTIVITIES

      Amounts received from related parties                                            92,170         112,474      204,644
      Amounts received from line of credit                                                  -         127,000      127,000
      Amounts received from long-term debt                                                  -         169,748      169,748
      Amounts received from payables to others                                              -          52,550       52,550
      Cash received in reverse acquisition with MPEG Super Site, Inc.                   1,641               -        1,641
      Repayments to related parties                                                   (18,100)        (90,974)    (109,074)
      Repayments of long-term debt                                                          -        (180,049)    (180,049)
      Repayments of payables to others                                                      -          (5,900)      (5,900)
      Proceeds  from private offerings                                                 41,000         109,999      150,999
                                                                                    ----------   -------------   ----------

           NET CASH PROVIDED BY FINANCING ACTIVITIES                                  116,711         294,848      411,559
                                                                                    ----------   -------------   ----------

           NET INCREASE (DECREASE) IN CASH AND CASH
             EQUIVALENTS                                                                3,461          (3,316)         145

           BEGINNING BALANCE - CASH AND CASH EQUIVALENTS                                    -           3,461            -
                                                                                    ----------   -------------   ----------

           ENDING BALANCE - CASH AND CASH EQUIVALENTS                             $     3,461  $          145  $       145
                                                                                    ==========   =============   ==========

    SUPPLEMENTAL INFORMATION:

      CASH PAID FOR:

         Interest Expense                                                         $         -  $        6,595
                                                                                    ==========   =============
         Income Taxes                                                             $         -  $            -
                                                                                    ==========   =============

                  NON-CASH INVESTMENT AND FINANCING INFORMATION

On September 30, 2002, the Company acquired all of the outstanding shares of common stock of Integrated Maritime Platforms, International Inc. ("Integrated") in exchange for issuing 4,005,075 shares of its common stock and $128,500 which was used in Integrated's operations. The original shareholders of Integrated received an additional 7,550,000 shares of common stock and the former president and secretary of the Company cancelled 3,500,000 shares of their holdings in common stock of the Company. See note 3

During the year ended June 30, 2003, the Company issued 1,071,500 shares of its common stock to consultants in the cancellation of $162,250 of indebtedness.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION

Radix Marine, Inc. (the "Company"), formerly known as Modern MFG Services, Inc. is a corporation that was formed under the laws of the State of Colorado on September 30, 1958. The name was changed from Modern MFG Services, Inc. in March of 2003 to Radix Marine, Inc. The Company was organized for the purpose of developing a service organization using modern technology through the internet for machinists, machine shops, and customers, to make contact, bid for jobs and other related matters.

On September 30, 2002 the Company acquired Integrated Maritime Platforms International, Inc. ("Integrated"). Integrated is currently developing for construction an Unmanned Surface Vehicle Prototype. It is the Company's intent to develop and market a complete line of manned and unmanned marine craft for the domestic and international market.

The Company is in the development stage as defined in FASB Statement 7. The Company has not paid any dividends and dividends, that may be paid in the future, will depend on the financial requirements of the Company and other relevant factors.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                              BASIS OF PRESENTATION

The Company's financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. (See Note 11).

                           PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Radix Marine, Inc. and its wholly owned subsidiary, Integrated Maritime Platforms International, Inc. Intercompany transactions and balances have been eliminated in consolidation.

                               Revenue Recognition

The Company generates its revenue from a government contract on a cost plus fixed fee basis. The Company recognizes revenues when it bills the government for the costs incurred.

                         Allowance for Doubtful Accounts

The allowance for doubtful accounts on accounts receivable is charged to income in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectibility is determined to be permanently impaired. As of June 30, 2003, the Company did not establish any reserve for doubtful accounts.

                                  DEPRECIATION

The cost of property and equipment is depreciated over the estimated useful lives of the related assets. The Company's office equipment is being depreciated on the straight-line method for both financial reporting and income tax reporting purposes. Depreciation expense charged to operations for the years ended June 30, 2003, and 2002 were $35,895 and $6, respectively.

                                LONG-LIVED ASSETS

In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued establishing new rules and clarifying implementation issues with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, "by allowing a probability-weighted cash flow estimation approach to measure the impairment loss of a long-lived asset. The statement also established new standards for accounting for discontinued operations. Transactions that qualify for reporting in discontinued operations include the disposal of a component of an entity's operations that comprises operations and cash flow that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity. The statement is effective for fiscal years beginning after December 15, 2001. The Company adopted this standard and its adoption has no significant effect on the Company's financial statements.

                               NET LOSS PER SHARE

The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" ("EPS") that established standards for the computation, presentation and disclosure of earnings per share, replacing the presentation of Primary EPS with a presentation of Basic EPS.

                            CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

                                USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accountings principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                  INCOME TAXES

The Company accounts for its income taxes under the provisions of Statement of Financial Accounting Standards 109 ("SFAS 109"). The method of accounting for income taxes under SFAS 109 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

                       FAIR VALUE OF FINANCIAL INSTRUMENTS

Pursuant  to  SFAS  No.  107,   "Disclosures   About  Fair  Value  of  Financial
Instruments", the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of June 30, 2002. The Company considers the carrying value of such amounts in the financial statements to approximate their face value.

                   ISSUANCES INVOLVING NON-CASH CONSIDERATION

All issuances of the Company's stock for non-cash consideration have been assigned a dollar amount equaling either the market value of the shares issued or the value of consideration received whichever is more readily determinable. The majority of the non-cash consideration received pertains to services rendered by consultants and others and have been valued at the estimated value of the services rendered.

                          NEW ACCOUNTING PRONOUNCEMENTS

In April 2002, SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections", was issued. This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements". This Statement also rescinds FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". This Statement amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This Statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The adoption of SFAS No. 145 had no effect on the financial position and results of operations of the Company.

In June 2002, SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", was issued which nullifies Emerging Issues Task Force
(EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit and Activity (including Certain Costs Incurred in a Restructuring"). The adoption of SFAS No. 146 had no effect on the financial position and results of operations of the Company.

In December 2002, SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure and amendment of FASB Statement No. 123", was issued to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The adoption of SFAS No. 148 had no effect on the financial position and results of operations of the Company.

In May 2003, SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", was issued to establish standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The remaining provisions of this Statement are consistent with the Board's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own equity shares, depending on the nature of the relationship established between the holder and the issuer. The adoption of SFAS No. 150 had no effect on the financial position and results of operations of the Company.

                                RECLASSIFICATION

Certain amounts have in June 30, 2002 have been reclassified to conform with the June 30, 2003's presentation. Such reclassification had no effect on net income as previously reported.

                                   ADVERTISING

The  Company  accounts  for  its  advertising   costs  as  non-direct   response
advertising.   Accordingly,   advertising   costs  are   expensed  as  incurred.
Advertising expense for the year ended June 30, 2003 was $27,000.

                                  PENSION PLAN

The Company started a 401(k) plan effective January 1, 2003. All employees employed on the effective date are eligible. Employees hired after the effective date are required to have one year of service and be at least twenty-one years old. The plan has matching contributions, which are discretionary amounts, determined annually by the plan sponsor. After six years of service the vesting percentage is 100%. For the year ended June 30, 2003, the Company's pension expense was zero.

NOTE 3. ACQUISITION OF INTEGRATED MARITIME PLATFORMS INTERNATIONAL, INC.

On September 30, 2002, the Company acquired all of the outstanding stock of Integrated Maritime Platforms International, Inc., ("Integrated") a corporation formed in Washington in a business combination accounted for as a purchase. Integrated with two other manufacturers, is developing an unmanned surface vessel for the United States Navy. In exchange for receiving all of the outstanding stock of Integrated, the Company issued to the shareholders of Integrated 4,005,075 shares of its common stock and provided $128,500 to Integrated to be used in the operations of the Company. Pursuant to the original agreement, the Company was committed to fund a total of $1,500,000 towards the operations of Integrated. If the $1,500,000 was not funded by December 31, 2002, the Company had to issue additional shares to the shareholders of Integrated. As only $128,500 was funded, the original agreement was modified on March 4, 2003. Under the modified, the original shareholders of Integrated received an additional 7,550,000 shares of common stock and the former president and secretary of the Company agreed to cancel a total of 3,500,000 shares of their holding in the common stock of the Company.

The accompanying financial statements include the consolidated results of the combined companies as of the acquisition date.

The fair values of assets acquired and liabilities assumed is summarized as follows:

                 Cash                                              $      165
                 Accounts receivable                                   26,519
                 Prepaid expenses                                       3,000
                 Marine Vessel                                        600,000
                 Deposit                                               15,208
                 Goodwill                                           1,300,754
                 Other assets                                         502,570
                 Notes payable                                     (1,115,522)
                 Accounts payable and accrued expenses                (64,555)
                                                                    ---------
                                                                   $1,268,139

NOTE 4. INTANGIBLE ASSETS

As part of the purchase of Integrated, the Company acquired intangibles assets of $1,803,324. Of that amount, $1,300,754 was allocated to goodwill and $502,570 was allocated to the purchase of a contract regarding the development and production of an Unmanned Surface Vehicle. The price of the contract is being amortized over the five-year term of the contract. Amortization expense for the year ended June 30, 2003 totaled $75,386.

Estimated amortization expense for the remaining life of the contract is as follows:

2004             $100,514
2005             $100,514
2006             $100,514
2007             $100,514
2008             $ 25,128


Goodwill is assigned to specific reporting units and is reviewed for possible impairment at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the reporting carrying amount exceeds its fair value. During the year ended June 30, 2003, the Company determined the carrying amount of net assets acquired in the purchase of Integrated exceeded their fair values, which was estimated based upon the present value of expected future cash inflows. Accordingly, a goodwill impairment loss of $750,000 was recognized by that reporting unit during the year ended June 30, 2003.

NOTE 5. WEBSITE DEVELOPMENT COSTS

The Company had developed its website for commercial use by registered users in the manufacturing industry. The Company accounted for the costs incurred in the development of the website pursuant to Statement of Position 98-1. Costs incurred in the planning stage of the web site were expensed as incurred. Costs incurred in developing the website including its application, infrastructure, coding, and graphics, were capitalized.

In June 2002, the Company abandoned the project and capitalized costs of $218,108 were charged to operations. Also charged off to operations was the cost of the software license associated with the development website amounting to $240,000. Of the $218,108, $98,442 pertains to accrued compensation due the Company's president and $93,740 pertains to accrued compensation due the Company's secretary for their services in the development of the software. Of the remaining $25,925, $11,725 related to services rendered by a consultant who received 9,000 shares of the Company's common stock as consideration for these services and $14,200 for services rendered.

NOTE 6 - RELATED PARTY TRANSACTIONS

During the year, the Company borrowed $50,000 from a third party. The loan is evidenced by a promissory note and matured on November 22, 2002, when $65,000 became fully due and payable. The loan is convertible into common shares of the Company at a rate of $.20 per share issued for a potential issuance of 312,500 shares. In connection with the loan, the Company is required to issue 37,500 shares of its common stock. The Company issued these shares in January 2003 valued at $3,750. The Company charged accrued interest of $16,250 to operations during the year. The balance due as of June 30, 2003 was $62,500. The Company has not been able to make any payments on the loan and the loan is in default.

In the purchase of Integrated Maritime, the Company acquired a marine vessel under a capital lease due a company wholly owned by a shareholder. Both the asset and the lease obligation were recorded at $600,000, the present value of the minimum lease payments during the lease term. The lease was payable over 5 years in monthly installments of $15,208.

The Company failed to meet its obligation under the terms of the lease and the vessel was repossessed. The Company recognized a loss on the repossession of $12,869 during the year ended June 30, 2003.

Also in the purchase of Integrated Maritime, the Company assumed an obligation evidenced by a promissory note that Integrated owed on the purchase of its contract to develop the Unmanned Surface Vehicle. Under the terms of the obligation, total payments cannot exceed $750,000 and the note matures on April 25, 2005. Upon the maturity of the note, any remaining amounts due under the note are forgiven. However, during the term of the Note, the Company is required to pay the holder 20% of all amounts raised and from the profit received under the contract.

The obligation and the related asset were valued at the estimated present value of the expected future payments over the term of the note of $520,512. In calculating the present value the Company used an interest rate of 8% per annum. In addition, the Company accrued interest on this obligation during the year ended June 30, 2003 totaling $64,935. During the year the Company paid $7,558 towards this obligation. The balance due at June 30, 2003 was $511,595.

Pursuant to the terms relating to modified acquisition agreement between the Company and Integrated, the former officers of the Company agreed to cancel a total of $258,090, thus leaving a balance due them by the Company at June 30, 2003 of $139,162 which is non-interest bearing, unsecured, and due on demand.

In addition, the Company at June 30, 2003 owes other related parties a total of $98,069, which is unsecured, non-interest bearing and due on demand.

NOTE 7 - PAYABLE TO OTHERS

In the reverse acquisition of MPEG on August 6, 2001, the Company assumed $259,148 of indebtedness a third party. This loan is unsecured, non-interest bearing, and is due on demand. During the year, the Company cancelled and exchanged $150,000 for the issuance of 1,000,000 shares common stock. As of June 30, 2003 the balance is $109,148.

NOTE 8 - EXTRAORDINARY ITEM

For the year ended June 30, 2003, the extraordinary item of $326,840 represent the gain realized on the extinguishment of debt. The Company has not provided any income tax related to the gain because of its net operating loss that is used against this income.

On June 3, 2002, the Company entered into a settlement agreement whereby the license was cancelled and the balance owed on the license and consulting fee was settled through the issuance of 100,000 shares of the Company's common stock. The settlement was subject to the successful merger of the Company with Integrated. For a period of 180 days after the Company's stock reaches a closing price of $1,00 for three consecutive days, the Company had the right to repurchase the 100,000 shares of common stock at a $1.00 per share The 100,000 shares issued were valued on the date of issuance at their fair market value of $16,293 which were charged against the net balance owed of $194,200. The remaining balance of $177,277 was credited to operations.

NOTE 9 - RESEARCH AND DEVELOPMENT

The Company has entered into a licensing agreement with Biological Defense Corporation to manufacture, market, and distribute Anthrax spore sterilization equipment. Under the terms of the licensing agreement, the Company is committed to fund up to $650,000 towards the testing costs of the equipment. For the years ended June 30, 2003 and 2002, the Company incurred $310,499 and $15,780 respectively, towards this project. In February of 2003, the Company disposed of this portion of the business through an agreement executed with the former officers of the corporation.

NOTE 10 - INCOME TAXES

Income taxes are provided based on earnings reported for financial statement purposes pursuant to the provisions of Statement of Financial Accounting Standards No. 109 ("FASB 109").

FASB 109 uses the asset and liability method to account for income taxes. That requires recognizing deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax basis and financial reporting basis of assets and liabilities.

An allowance has been provided for by the Company which reduced the tax benefits accrued by the Company for its net operating losses to zero, as it cannot be determined when, or if, the tax benefits derived from these operating losses will materialize. As of June 30, 2003, the Company has unused operating loss carryforwards, which may provide future tax benefits in the amount of approximately $1,580,000 which expire in various years through 2023.

NOTE 11 - MANAGEMENT'S DISCUSSION ON FUTURE OPERATIONS

The Company is in the development stage and relies upon advances from related parties and funds received through the sale of its stock to meet its current operating requirements. As shown in the accompanying financial statements, the Company incurred a net loss of $1,237,346 during the year ended June 30, 2003, and as of that date, the Company's current liabilities exceeded it current assets by $681,967 and had an accumulated deficit of $2,600,242. The Company has earned revenues from services rendered in connection with the government contract engineering services of $252,015 for the year ended June 30, 2003 and believes that the government contract will provide sufficient income to meet the monthly obligations of Integrated, The Company plans to continue raising funds through the private sale of its common stock to meet its other operating costs its merger with Integrated will be successful and profitable. Further, once available funds are available Management plans to negotiate with the certain creditors of MPEG to settle their obligations for either a reduced amount or settle the debt through the issuance of the Company's stock.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee                 $      532.14
Accounting fees and expenses             10,000.00*
Legal fees and expenses                  35,000.00*
Miscellaneous                             5,000.00
                                     -------------
  TOTAL                              $   50,532.14*
                                     =============

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

               In connection with the acquisition of Integrated Maritime Platforms International Inc., we issued 4,005,075 shares of common stock in exchange for all the outstanding shares of Integrated Platforms. The merger agreement provided that if the Company was unable to effect funding of $1,500,000 to be utilized in Integrated's operations within a six month period, additional shares were to be issued to the former shareholders of Integrated Platforms. As a result, the shareholders of Integrated Platforms were issued an additional 7,550,000 shares in March 2003.

               From July 1, 2002 through June 30, 2003, the Company received $110,000 through the issuance of 360,608 shares of its common stock. Sales were to four investors at prices from $0.15 to $0.22 in separate transactions.

               From July 1, 2002 through June 30, 2003, the Company received $99,635 through the issuance of 3,277,928 shares of common stock via a Regulation S sale. These were restricted securities as that term is defined in paragraph (a) (3) of Rule 144, promulgated pursuant to theSecurities Act of 1933 (the "Act").

               From July 1, 2002 through June 20, 2003, the Company issued 1,213,500 shares of common stock to retire debt. These were restricted securities as that term is defined in paragraph (a) (3) of Rule 144, promulgated pursuant to the Act.

               From July 1, 2002, through June 30, 2003, the Company issued 1,005,966 shares of common stock in exchange for $42,000 received as convertible loans.

               In March of 2003, 3,500,000 shares of stock held by prior officers of the corporation were rescinded.

               As of September 5, 2003, the Company received $45,000 in outstanding convertible loan agreements where the amounts are convertible at 50% of the twenty day trading price of common stock.

               The Company has one outstanding convertible loan agreement dated August 22, 2002 with Health Co. Canada Enterprises, Inc., whereby a three month loan of $50,000 can be repaid in full for $62,500 or converted to common stock at a rate of $0.02 per share for a potential issuance of 312,500 restricted common shares of any combination of cash and common stock.

              During the first quarter of 2003, the Company issued a total of 5,878,087 shares of its common stock, of which 3,878,087 were issued upon conversion of promissory notes from which the Company received $90,000. The remaining 2,000,000 were issued in connection with legal services provided to the Company.

               During the second quarter of 2003, the Company issued a total of 16,109,497 shares of its common stock, of which 8,708,000 shares were issued in exchange for consulting services, 4,901,497 issued to retire debt and 2,500,000 issued in connection with legal fees.

               From January 1, 2004 through February 9, 2004, the Company issued 5,962,530 shares of its common stock, of which 4,710,979 were issued upon conversion of promissory notes from which the company received $107,962.37 and 1,251,542 were issues to retire debt.

               To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on March 17, 2004 for the sale of (i) $300,000 in convertible debentures and (ii) warrants to buy 3,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

               The investors provided us with an aggregate of $300,000 as follows:

                  o        $250,000 was disbursed to us on March 18, 2004; and

                  o $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement;

               The debentures bear interest at 7 3/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.20 or (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 3,000,000 shares of common stock at an exercise price of $1.00 per share.

               The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

               In the event that the registration statement is not declared effective by the required deadline, La Jolla may demand repayment of the Debenture of 125% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to La Jolla 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If La Jolla does not elect to accelerate the debenture, we are required to immediately issue to La Jolla 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

               In January 2004, the Company issued an aggregate of 250,000 shares of common stock to Cervelle Group LLC for consulting services of which 50,000 shares are issuable immediately and 33,333 are issuable each month over the following six months. The issuance was exempt from registration under
Section 4(2) of the Securities Act of 1933, as amended.

               * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Radix or executive officers of Radix, and transfer was restricted by Radix in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

               Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with the Company.

ITEM 27. EXHIBITS.

         The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Radix Marine, Inc., a Nevada corporation.

Exhibit #      Exhibit Name
---------      ------------

2.1 Agreement and Plan of Merger, dated April 4, 2003 by and among Modern MFG Services, Inc., Modern Acquisition Co., and Integrated Maritime Platforms International, Inc.(1)

3.1            Articles of Incorporation(2)

3.2            Certificate of Amendment of the Articles of Incorporation(2)

4.1 Securities Purchase Agreement dated March 2004 entered between the Company and La Jolla Cove Investors, Inc.

4.2 Convertible Debenture dated March 2004 entered between the Company and La Jolla Cove Investors, Inc.

4.3 Warrant to Purchase Common Stock dated March 2004 issued to La Jolla Cove Investors, Inc.

4.4 Registration Rights Agreement dated March 2004 entered between La Jolla Cove Investors, Inc. and the Company

5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith)

10.1 Agreement between Unmanned Surface Vehicle Consortium and Naval Undersea Warfare Center

10.2           Co-Marketing  Agreement  entered  between  the Company and Norsco
               Marine

10.3 Master Marketing Agreement between the Company and Science Applications International Corporation

23.1           Consent of Jonathan P. Reuben, CPA

23.1           Consent of legal counsel (see Exhibit 5.1)


ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

               In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Silverdale, State of Washington, on April 8, 2004.

                               RADIX MARINE, INC.

                                                By: /s/ Kathleen Bright
                                                    ---------------------------
                                                    Kathleen Bright, President,
                                                    CEO and Director

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                                         TITLE                              DATE
---------                                         -----                              ----
/s/ Kathleen Bright                      President, Chief Executive Officer,    April 8, 2004
--------------------------------         Principal Executive Officer
    Kathleen Bright                      and Principal Accounting Officer

/s/ Roy A.H. Rainey                      Director                               April 8, 2004
--------------------------------
    Roy A.H. Rainey

/s/ Roger Janssen                        Director                               April 8, 2004
--------------------------------
    Roger Janssen

/s/ Scott Edwards                        Vice President, Acting CFO, and        April 8, 2004
--------------------------------         Principal Financial Officer
    Scott Edwards

/s/ Monica Langfeldt                     Treasurer and                          April 8, 2004
--------------------------------         Principal Accounting Officer
    Monica Langfeldt